UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 2, 2012

EMMIS COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-23264	35-1542018
(Commission File Number)	(IRS Employer Identification No.)

ONE EMMIS PLAZA, 40 MONUMENT CIRCLE, SUITE 700, INDIANPOLIS, INDIANA	46204
(Address of Principal Executive Offices)	(Zip Code)

317-266-0100

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On November 2, 2012, Emmis Communications Corporation and certain of its subsidiaries (collectively, “Emmis”) entered into an eighth amendment to its senior secured credit facility and a fourth amendment to its note purchase agreement. The amendments permit Emmis to acquire certain FM translators for up to $437,000 in the aggregate.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of shareholders of Emmis Communications Corporation held on November 5, 2012, the following directors were elected, and the following additional proposals were voted upon and adopted:

Election of Directors by Common Shareholders:

	Shareholder Votes		Broker
Director	For	Withheld	Non-Votes
Susan B. Bayh*	8,930,184	3,045,894	15,314,119
Gary L. Kaseff	56,543,181	2,659,737	15,314,119
Patrick M. Walsh	56,431,960	2,770,958	15,314,119
James M. Dubin	56,572,761	2,630,157	15,314,119
*Class A Director

	Shareholder Votes			Broker
Proposal	For	Against	Abstain	Non-Votes
Proposal to approve the 2012 Equity Compensation Plan.	50,627,490	8,561,932	13,496	15,314,119

	Shareholder Votes			Broker
Proposal	For	Against	Abstain	Non-Votes
Proposal to ratify the selection of Ernst & Young LLP as Emmis Communications Corporation’s independent registered public accountants for the fiscal year ending February 28, 2013	73,909,260	540,736	67,041	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 5, 2012

EMMIS COMMUNICATIONS CORPORATION

By:	/s/ J. Scott Enright
	Name:	J. Scott Enright
	Title:	Executive Vice President, General Counsel and Secretary